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                                                                   Exhibit 10(o)


                WAIVER OF CLAIMS AND ACKNOWLEDGMENT AGREEMENT


      This Waiver of Claims and Acknowledgment Agreement ("Agreement") is entered into between Mark Shook ("Releasing Party") and The Dial Corporation (the "Company").

      Releasing Party and the Company are entering into this Agreement to resolve any disagreements that they may have regarding Releasing Party's employment and the cessation of his employment. It is further understood and agreed that after said date, the Company shall not owe any duty or obligation to Releasing Party other than those set forth in this Agreement.

      1. The Dial Corporation knowingly, voluntarily, and irrevocably releases and discharges Releasing Party from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action arising out of the performance of his job duties in the normal course and scope of his employment, which it may now or hereafter have or assert. Releasing Party knowingly, voluntarily, and irrevocably releases and discharges The Dial Corporation, its stockholders, officers, directors, agents, representatives, employees, predecessors, successors, other corporate affiliates, and assigns (hereafter collectively referred to as "Released Parties") from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever which Releasing Party, his heirs, personal representatives, and assigns, and each of them, may now or hereafter have or assert, whether now known or unknown. The claims which are waived, released and discharged include but are not limited to breach of express or implied contract; breach of the covenant of good faith and fair dealing; wrongful discharge; intentional and negligent infliction of emotion distress; public policy torts of any kind or nature; discrimination on the basis of age, sex, religion, disability, race, or any other reason prohibited by applicable law; and claims under the Age Discrimination in Employment Act ("ADEA"); the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Employee Retirement Income Security Act; Family and Medical Leave Act; the Americans with Disabilities Act; Fair Labor Standards Act; Occupational Safety and Health Act; all as amended; or any other federal, state or local law; tort claims of any kind whatsoever; and any other common law or statutory claims.

      2. Releasing Party understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which Releasing Party has or may have against Released Parties. Thus, Releasing Party also waives any and all rights under any federal, state or common law, which would otherwise purport to preclude a general release from extending to claims which the releasor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the releasee. Releasing Party understands and acknowledges that he may hereafter discover facts different from or in addition to those he now believes to be true with respect to the matters released in this Agreement. Releasing Party assumes any and all risk of mistake (or discovery of additional facts) in connection with the circumstances involved in the matters giving rise to this Agreement.

      3. By signing this Agreement, Releasing Party does not waive rights or claims under the ADEA that may arise after Releasing Party signs this Agreement. Releasing Party acknowledges that the waiver of claims under the ADEA is only in exchange for consideration described in Paragraph 8, to which Releasing Party is not otherwise entitled.

      4. Releasing Party agrees not to commence or maintain any action or proceeding against any of Released Parties arising out of or connected in any way with his employment by the Company; provided, however, that this provision does not bar the filing of a claim with an agency if Releasing Party agrees that he will accept no relief or recovery therefrom.

      5. Releasing Party agrees that he will not at any time disparage, The Dial Corporation or any of Released Parties' employees, products, operations, policies, decisions, advertising or marketing programs, if the effect of such disparagement reasonably could be anticipated to cause material harm to the Company's reputation, business, interests or to the morale among its work force, or the reputation of any Dial employee. Additionally, Releasing Party will refer all inquiries that he receives (whether written or oral) regarding the business or operations of Released Parties to The Dial Corporation's General Counsel (or his designee).

         Likewise, the Company agrees that Dial's Chief Executive Officer and Executive Vice President - Shared Services will not at any time disparage him, if the effect of such disparagement reasonably could be anticipated to cause material harm to the his reputation.

      6. Releasing Party reaffirms and agrees to comply with the Employee's Patent and Trade Secret Agreement previously signed by him and not to disclose confidential, technical and trade secret information proprietary to Released Parties.

      "Confidential Information" means any and all information relating to the Company, which is not generally known by others with whom the Company does (or plans to) compete or do business. Confidential Information includes, but is not limited to, information relating to the terms of this Agreement, as well as the
Company's: (a) research and development activities; (b) inventions, discoveries, designs and ideas; (c) products and services; (d) manufacturing processes and methods, quality control measures and logistics; (e) sources of supply; (f) customer lists; (g) strategic marketing plans; (h) forecasts, sales, profits and pricing methods; (i) personnel information; (j) terms of its business relationships; and (k) intellectual property (including without limitation, the filing or pendency of patent applications). Confidential Information also includes, but is not limited to, comparable information: (i) that belongs to any subsidiary of the Company; or (ii) that the Company has received belonging to customers, suppliers, consultants or others who do business with them.

      Notwithstanding the foregoing, "Confidential Information" does not include any information that is: (a) at the time of disclosure, available (or readily discoverable) from sources which are in the public domain through no fault of Releasing Party; (b) received by Releasing Party from a third party without breach of such third party's non-disclosure obligation to The Dial Corporation;
(c) shown to have been developed independently by Releasing Party prior to his employment with The Dial Corporation; or (d) required by a judicial tribunal or similar governmental body to be disclosed under law (provided that Releasing Party has first promptly notified The Dial Corporation of such disclosure requirement and has cooperated fully with The Dial Corporation in exhausting all appeals objecting to such requirement).

      7. Releasing Party agrees that for a period of twelve (12) months after his last day worked, he shall not, nor shall he provide assistance to any other person, either directly or indirectly, solicit or encourage any current Dial employee to leave their employment with Dial. Any current Dial employee refers to any employee with whom Releasing Party had contact during his employment or about whom Releasing Party acquired knowledge or information while employed at Dial. Releasing Party understands and agrees that any violation of this obligation may result (to the maximum extent allowable by law) in forfeiture of all payments under this

Agreement, in addition to any other legal or equitable remedies that The Dial Corporation may have against Releasing Party.

      8. In exchange for the general release, waiver of claims and other commitments set forth herein, Releasing Party shall receive the following consideration:

            (i) Severance in the amount of $335,000.00 (less statutory deductions), representing twelve (12) months pay, payable in bi-weekly installments on regular payroll dates beginning on the next regular payroll date after Releasing Party's last day worked;

            (ii) Company-paid COBRA continuation of up to twelve (12) months, commencing the first of the month following Releasing Party's last day worked, if elected; with such Company paid continuation ceasing upon Releasing Party being eligible for coverage through his new employer. Any rights Releasing Party may have under COBRA will be offset by this period of continued health coverage;

            (iii) Financial planning benefit in the amount of $5,000.00 for services with a certified financial planner, estate planning attorney, investment advisor or for income tax preparation. Invoices for such services are to be submitted to Dial by no later than November 30, 2003;

            (iv) An executive physical at the Scottsdale Mayo Clinic by no later than December 31, 2002;

            (v) Outplacement assistance for a period of up to twelve (12) months;

            (vi) The laptop computer, cellular telephone and Palm Pilot that was provided to Releasing Party by the Company. All service contracts for this equipment will cease upon Releasing Party's last day worked;

            (vii) The cash equivalent of the 2002 profit sharing contribution to The Dial Corporation Future Investment Plan and The Dial Corporation Future Investment Restoration Plan, to the extent Releasing Party is not otherwise eligible for this benefit at the time of his last day worked. Such amount will be calculated pursuant to the terms of the Plan documents and paid no later than February 28, 2003; and

            (viii) Pro rata participation in Dial's 2002 annual incentive plan based on participation through Releasing Party's last day worked.

Releasing Party's last day worked will be the earlier of (a) a closing of the sale of Dial's Argentina operations; (b) a decision by Dial's Board of Directors not to sell Dial's Argentina operations; or (c) December 31, 2002. Upon Releasing Party's last day worked, he will be placed on an unpaid leave of absence through his effective termination date of January 26, 2003. However, if Releasing Party terminates his employment prior to the earlier of the dates listed (a) - (c), he will not be placed on an unpaid leave of absence as described above. Regardless of Releasing Party's termination date, he is not eligible for participation in any 2003 annual incentive plan or 2003 vacation benefits.

      9. To the extent there is a Change of Control prior to Releasing Party's last day worked, the terms of the Change of Control Agreement will supersede this Agreement to the limited extent that Releasing Party would not receive the benefits provided in Paragraph 8(i)-(ii), (v) and (viii), as those benefits will be provided pursuant to the terms of Releasing Party's Change of Control Agreement. To the extent there is a Change of Control after Releasing Party's last day worked, he is not eligible for any benefits under his Change of Control Agreement. Therefore, Releasing Party is not be eligible for any benefits under the Change of Control Agreement while he is on an unpaid leave of absence. Further, Releasing Party acknowledges that his termination was not at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or in connection with or anticipation of a Change of Control.

      10. If Releasing Party terminates his employment prior to the earlier of the dates listed in Paragraph 8(a)-(c), he may exercise options that are vested as of his termination date for a three (3) month period following his termination date. However, if Releasing Party works through the earlier of the dates listed in Paragraph 8(a)-(c), he is eligible to vest in unvested options and in the Management Deferred Compensation Plan 2000 Stock Unit through the unpaid leave of absence and may exercise his vested options for a three (3) month period following his termination date of January 26, 2003. Except as provided for in this Paragraph, the terms of the applicable stock option plans and agreements remain in effect and are not superseded by this Agreement.

      11. If Releasing Party does not revoke this Agreement in the time period provided for in Paragraph 16, which Releasing Party understands he may do so within seven (7) calendar days after signing it, Releasing Party will receive the benefits provided for in Paragraph 8 (iv)-(v) of this Agreement within ten
(10) business days following the expiration of Agreement's revocation period. If Releasing Party does not revoke the Employment Termination Certificate (Appendix "A" to this Agreement) in the time period provided for in Paragraph 16, Releasing Party will receive the remaining benefits described in Paragraph 8 within ten (10) business days, or as otherwise provided for in Paragraph 8. Payments will be mailed to Releasing Party's home address of record with the Company.

      12. It is understood and agreed that neither the Agreement itself, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at anytime for any purpose as an admission of the Company's liability or responsibility for any wrongdoing of any kind.

      13. Releasing Party agrees that this is a private agreement and that he will not, at any time, discuss publicly the fact that an Agreement exists or its terms, except with his accountant, governmental taxing authorities or his attorney, including the attorney with whom Releasing Party may choose to consult regarding his consideration of this Agreement, or as otherwise compelled by law.

      14. This Agreement is entered into and shall be interpreted, enforced and governed by the law of the State of Arizona. Any action regarding this Agreement shall be brought in a court in Maricopa County, Arizona. The parties further agree that if, for any reason, any provision is unenforceable, the remainder of this Agreement shall nonetheless remain binding and in effect. In any proceeding to enforce this Agreement, the prevailing party shall be entitled to costs and reasonable attorneys' fees.

      15. Releasing Party had up to twenty-one (21) calendar days to consider whether to sign this Agreement. Further, Releasing Party was advised in writing to consult with an attorney and had an opportunity to do so.

      16. Releasing Party has seven (7) calendar days after signing this Agreement to revoke this Agreement. Any revocation must be in writing addressed to Bernhard J. Welle, Executive Vice President, Shared Services, The Dial Corporation, 15501 N. Dial Blvd., Suite 2155, Scottsdale, Arizona 85260, and post-marked within seven (7) calendar days following the signing of this Agreement.

      17. The parties have agreed that although material modifications have been made to the Company's initial Agreement proposal, these modifications shall not re-start the twenty-one (21) day consideration period.

      18. This Agreement contains the entire agreement between the parties and supersedes any and all other agreements or understandings relating to the subject matter of this Agreement.

RELEASING PARTY HAS CAREFULLY READ THE FOREGOING WAIVER OF CLAIMS AND ACKNOWLEDGMENT AGREEMENT, KNOWS THE CONTENTS THEREOF, HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND HAS HAD THE OPPORTUNITY TO DO SO, AND SIGNS THIS AGREEMENT VOLUNTARILY, BEING AWARE OF ITS FINAL AND BINDING EFFECT.


/s/ Mark R. Shook                               10/14/02
------------------------                        ------------------
Mark Shook                                      Date


/s/ Bernhard J. Welle                           10/14/02
------------------------------                  ------------------
Bernhard J. Welle                               Date
Executive Vice President, Shared Services
for The Dial Corporation

                       EMPLOYMENT TERMINATION CERTIFICATE


      I entered into a Waiver of Claims and Acknowledgment Agreement ("Agreement") with The Dial Corporation. I hereby acknowledge that:

      (1) A blank copy of this Employment Termination Certificate was attached as an Appendix to the Agreement when it was given to me for review. I have been provided time to consider signing this Certificate. I understand that I may revoke this Certificate within seven (7) calendar days after I sign it. Revocation must be communicated to the Company in the same manner as with the Agreement to be effective. I was advised to discuss the Agreement, including this Certificate, with an attorney before executing either document.

      (2) The benefits provided for in Paragraph 8 (i)-(iii) and (vi)-(viii) of the Agreement become payable only if I sign this Certificate.

      (3) My employment terminated before I signed this Certificate and, in exchange for the benefits provided for in the Agreement, I hereby agree that this Certificate will be a part of my Agreement and that my Agreement is to be construed and applied as if I signed it on the day I signed this Certificate. This extends my Waiver of Claims under the Agreement to any Claims that arose during the remainder of my employment through the date of my last day worked.



Date: 12/31/2002              By:  /s/ Mark R. Shook
      ----------                   -------------------------
                                   Mark Shook


                                  Appendix "A"